UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2009
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective as of December 22, 2009, Alseres Pharmaceuticals, Inc. (“Alseres”) amended the Third Amended and Restated Promissory Note Purchase Agreement between Alseres and the purchasers listed therein (Purchasers). The amendment provides that Alseres may borrow up to five million dollars ($5 million) on terms acceptable to the Company such borrowings referred to as New Debt. The amendment further provides that any cash payment to Alseres resulting from the license, partnering sale or other transfer of its assets shall be used to first repay New Debt.
     The foregoing summary of the terms of Amendment 1 to Third Amended and Restated Promissory Note Purchase Agreement is subject to, and qualified in its entirety by, the full text of said amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.7 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: December 28, 2009	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.7	Amendment 1 to Third Amended and Restated Promissory Note Purchase Agreement, dated as of December 22, 2009